First Quarter 2026 Shareholder Letter

Q1 2026 HIGHLIGHTS

BUSINESS OVERVIEW

FIRST QUARTER 2026 HIGHLIGHTS:

- Total revenue grew 14.3% year-over-year to $366.7m.
    - Shack sales grew 14.3% year-over-year to $354.0m.
    - Licensing revenue grew 14.7% year-over-year to $12.7m.
- System-wide sales grew 14.1% year-over-year to $558.3m.
- Average weekly sales (AWS) was $72k, flat year-over-year .
- Same-Shack sales (SSS) grew 4.6% year-over-year.
- Operating loss of $2.6m versus operating income of $2.8m last year.
    - Restaurant-level profit margin[1] of 21.2% of Shack sales, up 50 bps year-over-year.
- Net loss of $0.3m versus net income of $4.5m last year.
    - Adjusted EBITDA[1] of $37.0m, down 9.3% year-over-year.
- Net loss attributable to Shake Shack Inc. of $0.3m, or loss of $0.01 per diluted share.
    - Adjusted pro forma net income[1] of $0.0m, or earnings of $0.0 per fully exchanged and diluted share.
- Opened 17 new Company-operated Shacks and 5 new licensed Shacks.

"I'm pleased to report that our first quarter performance showcases continued sales momentum in our Company-operated Shacks and meaningful progress against our six strategic priorities for 2026. We grew total revenue by more than 14%, with Same-Shack sales growth of 4.6% and traffic growth of 1.4% - marking our third consecutive quarter of positive traffic. While significant weather impacts pressured our comp by 240 basis points and affected our Adjusted EBITDA for the quarter, our underlying sales and traffic momentum remained strong. Our performance demonstrates the strength of our restaurant operations, culinary innovation that differentiates our brand, and strategic investments in targeted digital media to create awareness of our guest value proposition" said Chief Executive Officer, Rob Lynch.

"We also delivered our largest first quarter of new units ever with 17 new Shacks. We continue to successfully bring Shake Shack to new and underpenetrated markets, many outside of our historical footprint. Given our expected strong future cash-on-cash returns, we will continue to accelerate our Company-operated development efforts. Consistent with this strategy, we are now guiding to 60-65 new Company-operated Shacks for 2026, an increase from our prior guidance of 55 to 60. Furthermore, we are pleased to see our sales momentum building in the second quarter, with the launch our Smoky BBQ menu platform, anchored by a first-of-its-kind BBQ Boneless Baby Back Rib Sandwich driving strong performance to start May," concluded Mr. Lynch.

System-wide Sales

$558.3m

Delivering 14.1% growth year-over-year driven by new Shack openings and SSS% growth in existing Shacks.

Same-Shack Sales (SSS) Growth

+4.6%

With SSS strength throughout the quarter driven positive traffic growth of 1.4% as well as the success of our culinary and marketing initiatives.

Restaurant-level Profit Margin[1]

21.2%

Expanding 50bps vs last year as benefits from labor management strategies and declines in other items in our commodity basket offset higher beef costs YoY and sales-driving initiatives.

1. Restaurant-level profit, Restaurant-level profit margin, Adjusted EBITDA and Adjusted pro forma net income are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter.

2

$64M $82M $81M $87M $75M 20.7% 23.9% 22.8% 22.7% 21.2% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% 32.0% 34.0% 36.0% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 1Q25 2Q25 3Q25 4Q25 1Q26 $72K $78K $78K $77K $72K 1Q25 2Q25 3Q25 4Q25 1Q26 $321M $356M $367M $401M $367M 1Q25 2Q25 3Q25 4Q25 1Q26 589 610 630 659 679 1Q25 2Q25 3Q25 4Q25 1Q26 $489M $550M $572M $618M $558M 1Q25 2Q25 3Q25 4Q25 1Q26 1. Restaurant-level profit, Restaurant-level profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measur s presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Adjusted EBITDA 1 Average Weekly Sales (AWS) System -wide Shack Count System -wide Sales Q1 2026 HIGHLIGHTS Q1 2026 marked the 21st consecutive quarter of positive same -Shack sales with +4.6% growth, along with Total revenue +14.3% and 50 bps of Restaurant -level profit margin expansion versus last year. 3 Total revenue grew 14.3% year-over-year. System-wide sales grew 14.1% year-over-year. AWS was flat year-over-year. System-wide unit count grew 15.3% year-over-year, including: • 58 new Company-operated Shack openings • 38 new licensed Shack openings • 5 licensed Shack closures • 1 Company-operated Shack closure Adjusted EBITDA decreased 9.3% year-over-year and was 10.1% of Total revenue. % label indicates Adjusted EBITDA margin. % label indicates Restaurant-level profit margin.1 Restaurant-level profit grew 17.0% year-over-year and was 21.2% of Shack sales. $41M $59M $54M $56M $37M 12.7% 16.5% 14.7% 14.0% 10.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $0 $10 $20 $30 $40 $50 $60 1Q25 2Q25 3Q25 4Q25 1Q26 Total Revenue Restaurant -level Profit 1

SHAKE SHACK®

TO OUR SHAREHOLDERS

May 7, 2026

Our first quarter results reflect meaningful progress across our six strategic priorities for 2026. We delivered Total revenue of $366.7 million, growing 14.3% year-over-year. This performance was anchored by same-Shack sales growth of 4.6%, including 1.4% traffic growth.

These results are particularly encouraging in the face of a challenging macro environment and inclement weather. Despite these pressures, Shake Shack gained market share during the quarter through our balanced approach of combining premium culinary innovation with our strategic value enhancing promotions.

During the quarter, Restaurant-level profit margin expanded 50 basis points to 21.2%. This margin expansion came without taking price, despite beef costs rising by low-teens percentages and our continued investment in sales-driving initiatives. The improvement reflects enhanced labor management, supply chain productivity gains, and continued process optimization in our operations.

Digital momentum accelerated meaningfully with digital channel guest count and app downloads each growing by more than 35% year-over-year. More importantly, the lifetime value of guests engaging with us through digital channels increased by approximately 20%, powered by higher visit frequency.

On the culinary side – building on our successful Korean-inspired platform in January, we introduced our Clubhouse Pimento Cheeseburger and Chicken Sandwich in March. These items exceeded our expectations and performed well nationwide. In late April, we brought back our Smoky BBQ menu platform, featuring our first-of-its-kind BBQ Boneless Baby Back Rib Sandwich alongside a new Mac & Cheese side highlighting our ability to develop and execute premium, differentiated recipes at scale.

Our development team opened a record 17 new Company-operated Shacks - our largest Q1 in Company history. The strength of our pipeline and the compelling cash-on-cash returns provide the confidence to raise our full-year development guidance to 60-65 new Company-operated Shacks, up from our prior range of 55 to 60.

Central to our ongoing productivity is Project Catalyst - the comprehensive technology initiative we announced on April 1st. This multi-year program is designed to support our growth to 1,500 Company-operated Shacks by modernizing our restaurant systems, launching Shake Shack's first loyalty platform, and embedding proprietary AI capabilities into daily operations.

We remain confident in the foundation we're building for sustained growth. We have a clear strategy focused on driving same-Shack sales and transaction growth, expanding our footprint with disciplined development, and improving profitability across the enterprise.

SHAKE SHACK®

ROAD TO 1500

2026 STRATEGIC PRIORITIES	Q1 2026 PROGRESS
(1) BUILD A CULTURE OF LEADERS	
WE ARE BUILDING A PIPELINE OF LEADERS TO SUPPORT OUR ROAD TO 1,500 SHACKS.	• Hosted our first ever Operations Leadership Summit; recognized many amazing leaders and outlined our operations goals and vision. • Implemented meaningful process changes inside our kitchens that have improved our teams' ability to deliver order accuracy and consistency.
(2) OPTIMIZE RESTAURANT AN SUPPLY CHAIN OPERATIONS	
WE ARE DRIVING PROFITABILTIY WITH A FOCUS ON DEVELOPING OUR PEOPLE AND ACCOUNTABILITY ON PERFORMANCE.	• Highly focused on supply chain initiatives with an emphasis on diversification and logistics. • Have built an internal strategic sourcing capability that is fully connected end-to-end, delivering the cost visibility that we need to make smarter, faster decisions. • Expanding our "performance scorecard" to increase guest satisfaction.
(3) DRIVE COMP SALES BEHIND CULINARY, MARKETING, & DIGITAL INNOVATION	
OUR GREATEST OPPORTUNITY TO GROW SAME-SHACK SALES IS THROUGH FREQUENCY.	• Our "We Really Cook" brand campaign drove significant increases in engagement. • Digital channel guest count and app downloads grew +35% YoY, and even more importantly, the lifetime value of our digital channel guest has grown by approximately 20%. • Expanded our Korean LTO menu with the addition of sauced Chicken Bites that drove incremental sales, margin lift, and chicken awareness.
(4) BUILD & OPERATE OUR SHACKS WITH BEST-IN-CLASS RETURNS	
WE ARE GROWING OUR INDUSTRY LEADING CASH-ON-CASH RETURNS.	• Opened a record 17 Company-operated Shacks in Q1, with 2026 openings increased to 60-65 from prior guide of 55-60. • Seeing positive results from cost-containment strategies with similar build costs for the class of 2026 compared to last year. • Expanding into new markets while densifying and building out overall operational and brand strength in key existing markets.
(5) ACCELERATE OUR LICENSED BUSINESS	
WE ARE BUILDING THE PIPELINE FOR GROWTH AROUND THE GLOBE.	• We plan to open 40 to 45 licensed Shacks in 2026, aspiring for our largest class of Licensed Shacks. • On track to open our first Shack in Panama, Vietnam, and regional US casinos with PENN Entertainment in the second half of the year. • Showcased our international culinary innovation with the testing of our Shrimp Shack in Korea.
(6) INVEST IN LONG-TERM STRATEGIC CAPABILITIES	
WE ARE ACCELERATING OUR PACE OF INNOVATION.	• Announced Project Catalyst – a program that strengthens our digital, data, and operational foundation. • Investing in targeted remodels and refreshes in existing Shacks that enhance the guest experience and improve operational efficiency. • Actively building our loyalty program to deepen guest engagement and increase lifetime value.

LICENSED BUSINESS HIGHLIGHTS

Our Licensing revenue grew 14.7% year-over-year to $12.7m and Licensing sales[1] grew by 13.8% to $204.3m. We are proud of our strong performance this quarter despite some revenue headwind from our Licensed business in the Middle East. Although the conflict in the Middle East has directly impacted our markets in the region – resulting in temporary closures and reduced operating hours – our teams have shown exceptional resilience, and we have been in close contact to support our partners and maintain safe operations. Sales growth this quarter was driven by new Shack openings and strong comp performance in our United Kingdom and Southeast Asia markets.

We opened five new licensed Shacks in Q1. We are full steam ahead to bring Shake Shack to Panama, Vietnam, and US regional casinos with PENN Entertainment in the second half of the year and remain on track to open 40 to 45 Shacks in 2026.

WE GREW LICENSING SALES 14% VERSUS LAST YEAR



Licensing Sales
$179.6M
$206.7M
$218.7M
$232.7M
$204.3M

	1Q25	2Q25	3Q25	4Q25	1Q26
YoY Licensing Sales Growth	10%	16%	15%	26%	14%
NSOs	7	9	7	17	5



SHAKE SHACK

Denver, Colorado, USA



SHAKE SHACK
CUSTARD FRIES SHAKES HOT DOGS CONCRETES

Shanghai, China


Manchester, United Kingdom

Fiscal February 2026

InCity MEGA, Shanghai, China

Fiscal March 2026

Denver International Airport - Terminal A, Denver, USA
Trafford Centre, London, United Kingdom

Fiscal April 2026

The Peak Tower, Hong Kong, China
King Street West, Toronto, Canada
Avenue of Stars, Hong Kong, China

1. Licensing sales is an operating measure and consists of sales from licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to Licensing revenue based on a percentage of sales from licensed Shacks, as well as certain fees, such as territory fees, opening fees, and termination fees.

6

AWS AND SAME-SHACK SALES[1]

First quarter AWS was $72k, flat YoY. Excluding the 2025 calendar shift due to the 53rd week, AWS would have been approximately +2.3% year-over-year. Sales were driven by strength in our app and marketing promotions.



Q1 2026 AWS $72K
$72K
$78K
$78K
$77K
$68K
$71K
$76K
$75K
Total YoY Shack Sales Growth
10%
12%
16%
22%
5%
18%
18%
15%
First Quarter 2025
Second Quarter 2025
Third Quarter 2025
Fourth Quarter 2025
Fiscal January 2026
Fiscal February 2026
Fiscal March 2026
Fiscal April 2026

Same-Shack sales grew 4.6% year-over-year in 1Q26. All regions saw SSS improvement in Q1. Despite weather and macro headwinds, performance stabilized in NYC after four consecutive quarters of negative SSS. We continued to drive traffic through the success of our culinary innovation and marketing initiatives.

Price / mix grew 3.2%. In-Shack menu prices for the first quarter came in at about 3%, while blended pricing across all channels increased approximately 4%. This compares to approximately 5% last year, demonstrating our ability to deliver positive same-Shack sales with less dependence on price increases.

April SSS%[2] was down -0.6% year-over-year. The month's same-Shack sales were negatively impacted by approximately 200 bps largely due to the shift of Easter week and spring breaks into March this year compared to last. Despite a slow start in April, we are excited to see strong performance in early May, behind the launch of our BBQ Boneless Baby Back Rib Sandwich and anticipate strong sales growth in June as we expect to leverage the incremental traffic in some of our largest markets driven by the World Cup.

1Q26 SSS[1] UP 4.6% VERSUS PRIOR YEAR



First Quarter 2025
Second Quarter 2025
Third Quarter 2025
Fourth Quarter 2025
First Quarter 2026
5%
3%
5%
4%
2%
5%
3%
2%
1%
2%
1%
0%
1%
(1%)
(5%)
Total SSS %
Traffic %
Price/Mix %

SSS[1] BY REGION VERSUS PRIOR YEAR



First Quarter 2025
Second Quarter 2025
Third Quarter 2025
Fourth Quarter 2025
First Quarter 2026
7%
7%
5%
3%
0%
3%
2%
1%
-2%
-4%
NYC (incl. Manhattan)
South
Midwest
Northeast
West

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are included.
2. To normalize for the 53rd week in fiscal 2025, the compare periods for 2025 have been shifted forward one week from the fiscal calendar, in order to show a more like-for-like comparison



BURGERS FR N CUSTARD FRIES SHAKES SODA

RESTAURANT-LEVEL PROFIT

Restaurant-level costs in the first quarter (covered in more detail on the following pages) were as follows:

- Food and paper costs were 28.3% of Shack sales.
- Labor and related expenses were 26.2% of Shack sales.
- Other operating expenses were 16.2% of Shack sales.
- Occupancy and related expenses were 8.1% of Shack sales.

We continued to see year-over-year margin expansion driven by strong benefits from our labor management strategies, cost declines in other commodities across our basket that helped offset higher beef costs compared to last year, and investments in sales-driving initiatives. During Q1, we opened a record of 17 new Shacks, accelerating our pace of development for 2026 to 60-65 openings from prior range of 55-60. Restaurant-level margins came in slightly below our expectations for the quarter due to higher Other operating expenses, mainly due to the timing of investments in repairs and maintenance expenses to support our Shacks, increased costs associated with pulling forward new Shack openings into Q1and some mix impact of our marketing initiatives.

Restaurant-level Profit[1] ($)

Restaurant-level profit grew 17.0% year-over-year.



$64M
$82M
$81M
$87M
$75M
1Q25
2Q25
3Q25
4Q25
1Q26

Restaurant-level Profit Margin[1] (%)

Restaurant-level profit margin increased 50 bps year-over-year.



20.7%
23.9%
22.8%
22.7%
21.2%
1Q25
2Q25
3Q25
4Q25
1Q26









FOR WHAT IT'S WORTH
THERE ARE NO ADDED HORMONES + NO ANTIBIOTICS

1. Restaurant-level profit and Restaurant-level profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter.

8

RESTAURANT-LEVEL PROFIT
FOOD & PAPER COSTS

Food and paper costs ("COGS") were 28.3% of Shack sales in the first quarter, up 50 bps year-over-year. Inflation in food and paper decreased by low single-digits, with beef up by low-teens year-over-year. Through proactive procurement and cost mitigation initiatives, our teams meaningfully offset commodity pressures, particularly in beef, without taking additional price.

COGS as a % of Shack Sales


27.8%
28.2%
29.3%
28.7%
28.3%
1Q25
2Q25
3Q25
4Q25
1Q26

We expect food and paper inflation to be down low single-digits in 2026, despite higher beef costs, through continued focus and resilience of our supply chain initiatives. In 2026, beef inflation is expected to continue at the high single-digit levels.

Food and Paper Inflationary Pressures				
Commodities	**Basket Range**	**1Q2026 YoY Actual Inflation**	**2Q2026 YoY Inflation Outlook***	**FY2026 YoY Inflation Outlook***
Beef	Approx. 35%[2]	+ Low Teens %	+ Mid Teens %	+ HSD %
Total Food[1]	~ 90%[3]	- LSD %	+ LSD%	- LSD %
Paper and Packaging	~ 10%[4]	- LSD %	- LSD %	- LSD %
Blended Food & Paper	**100%**	**- LSD %**	**+ LSD%**	**- LSD%**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.



1. Total Food includes food and beverage.
2. Beef basket range calculated as a % of Total Blended Food & Paper.
3. Total Food basket range calculated as a % of Total Blended Food & Paper.
4. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

9

RESTAURANT-LEVEL PROFIT
LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") were **26.2% of Shack sales** in the first quarter, **down 180 bps year-over-year** driven by more efficient scheduling and deployment through our labor management strategies. As we move through the year and fully lap the benefits of the implementation of our new labor model, the year-over-year improvement in the labor line will be more muted with our supply chain initiatives driving restaurant-level margin expansion going forward.

Labor as a % of Shack Sales



28.0%
25.7%
24.9%
25.4%
26.2%
1Q25
2Q25
3Q25
4Q25
1Q26

Other Opex as a % of Shack Sales



15.6%
14.8%
15.2%
15.5%
16.2%
1Q25
2Q25
3Q25
4Q25
1Q26

Other operating expenses ("Other opex") were **16.2% of Shack sales** in the first quarter, up 60 bps year-over-year. The increase was driven by the timing of investments in repairs and maintenance expenses as well as increased costs associated with providing additional support to our record 17 new Shack openings in the quarter.

Occupancy and related expenses ("Occupancy") were **8.1% of Shack sales** in the first quarter, up 20 bps year-over-year.

Occupancy as a % of Shack Sales



7.9%
7.5%
7.7%
7.6%
8.1%
1Q25
2Q25
3Q25
4Q25
1Q26

10

G&A Expenses 1 First quarter General and administrative (“G&A”) expenses were $53.6m . G&A was 14.6% of Total revenue in the quarter, 190 bps higher than last year, driven by incremental investments in marketingto drive sales and technology initiatives as well as continued investments in our people to support growth and strategic initiatives. $27M $27M $27M $26M $29M 1Q25 2Q25 3Q25 4Q25 1Q26 Depreciation and Amortization Expense $3M $5M $5M $5M $7M 1Q25 2Q25 3Q25 4Q25 1Q26 Pre -opening Costs ADDITIONAL EXPENSES & ADJUSTED EBITDA 2. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Adjusted EBITDA decreased 9.3% year -over -year to $37.0m, or 10.1% of Total revenue – 260 bps lower than last year . EBITDA adjustments for 1Q26 totaled $7.8m, consisting of (i) equity-based compensation of $5.2m, (ii) executive transition costs of $1.1m, (iii) impairments, loss on disposal of assets, and Shack closures of $0.9m, (iv) $0.5m of amortization of cloud-based software implementation costs, and (v) $0.1M of other expenses related to the conflict in the Middle East. Adjusted EBITDA 2 11 1. 1Q 25 $1.2M legal settlement and restatement costs to related to prior periods and 2Q25 $0.6m of severance and restatement costs related to prior periods. Depreciation and amortization expense was $29.1m. Our Depreciation and amortization expense increases as result of more new Company-operated openings. Pre -opening costs were $6.9m. Pre-opening expenses were higher driven by the 17 openings in Q1 2026. As we scale at a faster pace, we will continue to incur greater expenses than prior year. $39M $40M $44M $51M $54M 1Q25 2Q25 3Q25 4Q25 1Q26 $41M $41M excl. one- time adjustments excl. one- time adjustments excl. one- time adjustments $44M $51M $41M $59M $54M $56M $37M 12.7% 16.5% 14.7% 14.0% 10.1% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% $0 $10 $20 $30 $40 $50 $60 $70 1Q25 2Q25 3Q25 4Q25 1Q26 % label indicates Adjusted EBITDA margin $54M

FINANCIAL OUTLOOK

Fiscal second quarter and fiscal year 2026 guidance is derived from preliminary, unaudited results based on information currently available to the Company. We factor in an assumption around a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and do not reflect any change in the current environment including potential changes to tariffs, amongst other factors. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ending April 1, 2026 and its Annual Report on Form 10-K for the fiscal year ending December 30, 2026.

Q2 2026 Guidance

Company-operated openings	16 – 19
Licensed openings	Approx. 8
Total revenue	$424m – $428m
Licensing revenue	$13.5m - $13.7m
Same-Shack sales versus 2025	3.0% - 5.0%
Restaurant-level profit margin	24.0% - 24.5%

FY 2026 Guidance

Company-operated openings	60 – 65
Licensed openings	40 – 45
Total revenue	$1.6b – 1.7b
Licensing revenue	$57.0m - $59.0m
Same-Shack sales[2] versus 2025	+ LSD %
Restaurant-level profit margin	23.0% - 23.5%
General and administrative expenses	12.0% to 13.0% of Total revenue
Equity-based compensation[1]	$28m
Depreciation and amortization expense	$124m - $128m
Pre-opening costs	$26m – $28m
Net income	$50m - $60m
Adjusted EBITDA	$230m - $245m
Adjusted Pro Forma Tax Rate	25% - 27%

Three Year Financial Targets[3]

Total revenue growth	Low Teens %
System-wide unit growth	Low Teens %
Restaurant-level profit margin	At least 50 bps expansion / year
Adjusted EBITDA growth	Low - High Teens %

1. Equity-based compensation is comprised of $25m in G&A and $3m in Restaurant-level profit .
2. To normalize for the 53rd week in fiscal 2025, the compare periods for 2025 have been shifted forward one week from the fiscal calendar, in order to show a more like-for-like comparison.
3. These targets reflect metrics for fiscal years 2026 and 2027.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 31, 2025, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

13

Financial Details & Definitions

CAUTIONARY NOTE ON FORWARD -LOOKING STATEMENTS 15 This presentation contains forward -looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's growth, including its long-term growth goals, strategic initiatives and priorities, and liquidity. Forward looking statements discuss the Company's current expectations, targets and projections relating to the Company's financial position, results of operations, plans, objectives, future performance and business, including expected financial results and operating performance for fiscal 2026, strategic priorities, expected development targets, and fiscal firstquarter and full year 2026 guidance and three-year financial targets. Forward-looking statements reflectthe Company’s current expectations and projections with respect to future events and are based on certain assumptions and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from trends, plans, or expectations set forth in the forward-looking statements. relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "targets," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar express ons. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the impact of tariffs, the impact of Shack closures, the Company'smanagement of its digital capabilities and expansion into delivery, as well as its kiosk, drive-thru and multiple format investments, the Company's ability to maintain and grow sales at its existing Shacks,and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission ("SEC") and the Company's other SEC filings.All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

DEFINITIONS 16 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees, opening fees, and termination fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of Company- operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense, and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Restaurant-level profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. "Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS 17 Company- operated Licensed System Wide Shack counts at the beginning of period 373 286 659 Openings 17 5 22 Permanent closures - (2) (2) Shack counts at the end of period 390 289 679 Shacks in the comparable base 287 Thirteen Weeks Ended April 1, 2026 Company- operated Licensed System Wide Shack counts at the beginning of period 329 250 579 Openings 4 7 11 Permanent closures - (1) (1) Shack counts at the end of period 333 256 589 Shacks in the comparable base 250 Thirteen Weeks Ended March 25, 2025

BALANCE SHEETS (UNAUDITED) 18 April 1, December 31, 2026 2025 ASSETS Current assets: Cash and cash equivalents 313,650$ 360,123$ Accounts receivable, net 29,171 32,962 Inventories 6,610 7,182 Prepaid expenses and other current assets 44,438 30,080 Total current assets 393,869 430,347 Property and equipment, net of accumulated depreciation of $577,755 and $551,004 respectively. 649,245 625,851 Operating lease assets 539,238 507,253 Deferred income taxes, net 325,179 322,385 Other assets 10,101 10,373 TOTAL ASSETS 1,917,632$ 1,896,209$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 27,017$ 24,747$ Accrued expenses 95,488 103,354 Accrued wages and related liabilities 21,151 25,481 Operating lease liabilities, current 65,195 63,553 Other current liabilities 23,761 27,783 Total current liabilities 232,612 244,918 Long-term debt 247,993 247,731 Long-term operating lease liabilities 608,605 575,138 Liabilities under tax receivable agreement, net of current portion 244,613 244,463 Other long-term liabilities 29,220 30,210 Total liabilities 1,363,043 1,342,460 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of April 1, 2026 and December 31, 2025. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 40,350,155 and 40,254,281 shares issued and outstanding as of April 1, 2026 and December 31, 2025, respectively. 40 40 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,430,789 and 2,434,789 shares issued and outstanding as of April 1, 2026 and December 31, 2025, respectively. 2 2 Additional paid-in capital 453,457 452,577 Retained earnings 72,419 72,709 Accumulated other comprehensive loss (6) (1) Total stockholders' equity attributable to Shake Shack, Inc. 525,912 525,327 Non-controlling interests 28,677 28,422 Total equity 554,589 553,749 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,917,632$ 1,896,209$ (in thousands, except share and per share amounts)

STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share amounts)	Thirteen Weeks Ended April 1, 2026		Thirteen Weeks Ended March 26, 2025	
Shack sales	$ 354,047	96.5%	$ 309,838	96.6%
Licensing revenue	12,690	3.5%	11,060	3.4%
TOTAL REVENUE	366,737	100.0%	320,898	100.0%
Shack-level operating expenses[(1)]:				
Food and paper costs	100,023	28.3%	86,037	27.8%
Labor and related expenses	92,717	26.2%	86,668	28.0%
Other operating expenses	57,512	16.2%	48,262	15.6%
Occupancy and related expenses	28,654	8.1%	24,631	7.9%
General and administrative expenses	53,608	14.6%	40,640	12.7%
Depreciation and amortization expense	29,120	7.9%	26,543	8.3%
Pre-opening costs	6,870	1.9%	3,218	1.0%
Impairments, loss on disposal of assets, and Shack closures	867	0.2%	2,057	0.6%
TOTAL EXPENSES	369,371	100.7%	318,056	99.1%
INCOME (LOSS) FROM OPERATIONS	(2,634)	(0.7)%	2,842	0.9%
Other income, net	2,743	0.7%	2,971	0.9%
Interest expense	(548)	(0.1)%	(563)	(0.2)%
INCOME (LOSS) BEFORE INCOME TAXES	(439)	(0.1)%	5,250	1.6%
Income tax expense (benefit)	(145)	0.0%	737	0.2%
NET INCOME (LOSS)	(294)	(0.1)%	4,513	1.4%
Less: Net income (loss) attributable to non-controlling interests	(4)	– %	268	0.1%
NET INCOME (LOSS) ATTRIBUTABLE TO SHAKE SHACK INC.	$ (290)	(0.1)%	$ 4,245	1.3%
Earnings (Loss) per share of Class A common stock:				
Basic	$ (0.01)		$ 0.11	
Diluted	$ (0.01)		$ 0.10	
Weighted-average shares of Class A common stock outstanding:				
Basic	40,289		40,120	
Diluted	40,289		41,864	

(1) As a percentage of Shack sales.

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CASH FLOW STATEMENTS (UNAUDITED) 20 April 1, March 26, (in thousands) 2026 2025 OPERATING ACTIVITIES Net income(loss) (including amounts attributable to non-controlling interests) (294)$ 4,513$ Adjustments to reconcile net income(loss) to net cash provided by operating activities: Depreciation and amortization expense 29,120 26,543 Amortization of debt issuance costs 262 262 Amortization of cloud computing assets 512 606 Non-cash operating lease cost 24,687 20,674 Equity-based compensation 5,160 4,541 Deferred income taxes (1,590) (644) Non-cash interest 26 33 Impairments, loss on disposal of assets, and Shack closures 867 2,057 Changes in operating assets and liabilities: Accounts receivable 3,857 1,403 Inventories 572 702 Prepaid expenses and other current assets (13,677) (3,786) Other assets (2,128) (2,375) Accounts payable 3,301 (2,225) Accrued expenses (12,516) 5,566 Accrued wages and related liabilities (4,330) (4,874) Other current liabilities (5,332) (409) Operating lease liabilities (21,536) (23,128) Other long-term liabilities 1,528 1,763 NET CASH PROVIDED BY OPERATING ACTIVITIES 8,489 31,222 INVESTING ACTIVITIES Purchases of property and equipment (47,192) (29,352) NET CASH USED IN INVESTING ACTIVITIES (47,192) (29,352) FINANCING ACTIVITIES Payments on principal of finance leases (1,591) (1,290) Distributions paid to non-controlling interest holders (12) (21) Payments under tax receivable agreement, including interest (977) (24) Net proceeds from stock option exercises 69 123 Employee withholding taxes related to net settled equity awards (5,254) (8,450) NET CASH USED IN FINANCING ACTIVITIES (7,765) (9,662) Effect of exchange rate changes on cash and cash equivalents (5) (1) DECREASE IN CASH AND CASH EQUIVALENTS (46,473) (7,793) CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 360,123 320,714 CASH AND CASH EQUIVALENTS AT END OF PERIOD 313,650$ 312,921$ Thirteen Weeks Ended

RESTAURANT -LEVEL PROFIT DEFINITIONS 21 Restaurant -Level Profit “Restaurant-level profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. Restaurant -level Profit Margin "Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Restaurant-level profit and Restaurant-level profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Restaurant-level profit and Restaurant-level profit margin are key metrics used interally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Restaurant-level profit and Restaurant-level profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision-maki g. Limitations of the Usefulness of this Measure Restaurant-level profit and Restaurant-level profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Restaurant-level profit and Restaurant-level profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Restaurant-level profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Restaurant-level profit and Restaurant-level profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Restaurant-level profit to operating income, the most directly comparable GAAP financial measure, is set forth on next slide.

RESTAURANT -LEVEL PROFIT 22 (dollar amounts in thousands) April 1, 2026 March 26, 2025 Income (loss) from operations (2,634)$ 2,842$ Less: Licensing revenue 12,690 11,060 Add: General and administrative expenses 53,608 40,640 Depreciation and amortization expense 29,120 26,543 Pre-opening costs 6,870 3,218 Impairments, loss on disposal of assets, and Shack closures 867 2,057 Restaurant-level profit 75,141$ 64,240$ Total revenue 366,737$ 320,898$ Less: Licensing revenue 12,690 11,060 Shack sales 354,047$ 309,838$ Restaurant-level profit margin(1) 21.2% 20.7% (1) Thirteen Weeks Ended As a percentage of Shack sales.

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income before interest expense (net of interest income), Income tax expense and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud- based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income, the most directly comparable GAAP measure, is set forth on next slide. ADJUSTED EBITDA DEFINITIONS 23

ADJUSTED EBITDA 24 (dollar amounts in thousands) April 1, 2026 March 26, 2025 Net income (loss) (294)$ 4,513$ Depreciation and amortization expense 29,120 26,543 Interest expense, net 516 523 Income tax expense (benefit) (145) 737 EBITDA 29,197$ 32,316$ Equity-based compensation 5,160 4,541 Amortization of cloud-based software implementation costs 512 606 Impairments, loss on disposal of assets, and Shack closures 867 2,057 Executive transition costs(1) 1,130 - Legal settlements(2) - 983 Restatement costs(3) - 254 Other(4) 99 (12) Adjusted EBITDA 36,965$ 40,745$ Adjusted EBITDA margin (5) 10.1% 12.7% (1) (2) (3) (4) Amounts related to the conflict in the Middle East and expenses incurred for professional fees related to non-recurring matters. (5) Calculated as a percentage of Total revenue, which was $366.7 million and $320.9 million for the thirteen weeks ended April 1, 2026 and March 26, 2025, respectively. Expenses incurred in connection with the termination, search, and hiring of certain executive positions. Thirteen Weeks Ended Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K. Expenses incurred to establish accruals related to the settlements of legal matters.

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share Adjusted pro forma net income represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non- recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma earnings per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should not be considered alternatives to Net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income attributable to Shake Shack Inc. Adjusted pro forma net income and adjusted pro forma earnings per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. ADJUSTED PRO FORMA NET INCOME AND INCOME PER SHARE DEFINITIONS 25

ADJUSTED PRO FORMA NET INCOME AND EARNINGS PER SHARE

(in thousands, except per share amounts)		Thirteen Weeks Ended April 1, 2026		March 26, 2025
Numerator:				
Net income (loss) attributable to Shake Shack Inc.	$	(290)	$	4,245
Adjustments:				
Reallocation of Net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests[(1)]		(4)		268
Impairment charges and Shack closures[(2)]		29		1,653
Executive transition costs[(3)]		1,130		-
Legal settlements[(4)]		-		983
Restatement costs[(5)]		-		254
Other[(6)]		99		(12)
Tax impact of above adjustments[(7)]		(876)		(993)
Adjusted pro forma net income	$	88	$	6,398
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted		40,289		41,864
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[(1)]		2,433		2,449
Dilutive effect of equity awards		124		-
Dilutive effect of convertible notes		1,467		-
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted		44,313		44,313
Adjusted pro forma earnings per fully exchanged share—diluted	$	-	$	0.14

		Thirteen Weeks Ended April 1, 2026		March 26, 2025
Earnings (loss) per share of Class A common stock—diluted	$	(0.01)	$	0.10
Non-GAAP adjustments[(8)]		0.01		0.04
Adjusted pro forma earnings per fully exchanged share—diluted	$	-	$	0.14

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interests.

(2) Expenses incurred related to Shack closures and impairment charges during fiscal 2024 and fiscal 2025.

(3) Expenses incurred in connection with the termination, search, and hiring of certain executive positions.

(4) Expenses incurred to establish accruals related to the settlements of legal matters.

(5) Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K.

(6) Amounts related to the conflict in the Middle East and expenses incurred for professional fees related to non-recurring matters.

(7) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 89.3% and 21.3% for the thirteen weeks ended April 1, 2026 and March 26, 2025, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(8) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted pro forma net income above, for additional information.

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Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurri g items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over peri d because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, wh ch are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax ra e, as determined under GAAP. While this measure is useful in evaluating the Company's performance, itdo s not account for the effective tax rate attributable to the non-c trolling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. ADJUSTED PRO FORMA EFFECTIVE TAX RATE DEFINITIONS 27

2026 ADJUSTED PRO FORMA EFFECTIVE TAX RATE 28 2025 ADJUSTED PRO FORMA EFFECTIVE TAX RATE (dollar amounts in thousands) Income Tax Expense (Benefit) Income (Loss) Before Income Taxes Effective Tax Rate As reported (145)$ (439)$ 33.0% Non-GAAP adjustments (before tax): Impairment charge and Shack closures - 29 - Executive transition costs - 1,130 - Other Adjustments - 99 - Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests 876 - - Adjusted pro forma 731$ 819$ 89.3% Less: Net tax impact from stock-based compensation (522) - - Adjusted pro forma (excluding windfall tax benefits) 209$ 819$ 25.5% Thirteen Weeks Ended April 1, 2026 (dollar amounts in thousands) Income Tax Expense (Benefit) Income (Loss) Before Income Taxes Effective Tax Rate As reported 737$ 5,250$ 14.0% Non-GAAP adjustments (before tax): Legal settlements - 983 - Impairment charge and Shack closures - 1,653 - Restatement costs - 254 - Other Adjustments - (12) - Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests 993 - - Adjusted pro forma 1,730$ 8,128$ 21.3% Less: Net tax impact from stock-based compensation 272 - - Adjusted pro forma (excluding windfall tax benefits) 2,002$ 8,128$ 24.6% March 26, 2025 Thirteen Weeks Ended

INVESTOR CONTACT Alison Sternberg, Shake Shack Head of Investor Relations (844) Shack -04 (844 -742 -2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION